Lithia Motors to Present at Investor Conferences in New York City and Las Vegas

MEDFORD, OR -- (Marketwire - May 20, 2011) - Lithia Motors, Inc. (NYSE: LAD) today announced that executive management will present at the Stephens Inc. Spring Investment Conference in New York City on May 24 and the Wells Fargo Securities Consumer, Gaming and Lodging Conference in Las Vegas on May 25.

Stephens Conference Details
Date: May 24, 2011
Scheduled Presentation Time: 10:00 a.m. ET
Location: The New York Palace hotel, New York City
Webcast and replay available by visiting investor relations at www.lithia.com and clicking on webcasts.

Wells Fargo Conference Details
Date: May 25, 2011
Scheduled Presentation Time: 11:45 a.m. PT
Location: Wynn Las Vegas hotel, Las Vegas

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 26 brands of new and all brands of used vehicles at 86 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacares.com
www.lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook
http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

For additional information on Lithia Motors, contact:
John North
VP Finance and Controller
(541) 618-5748